FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                February 12, 2001

IES Utilities Inc.
Alliant Energy Tower
200 First Street SE
Cedar Rapids, Iowa 52401

Ladies and Gentlemen:

     We have acted as counsel for IES Utilities Inc., an Iowa corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, including the Proxy Statement/Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 761,381 shares of new Class A Preferred Stock, $50 par value, of the Company (the "Class A Preferred Stock"), proposed to be issued by the Company in connection with the merger of Interstate Power Company, a Delaware corporation ("IPC"), with and into the Company (the "Merger"), as contemplated by that certain Agreement and Plan of Merger, dated as of March 15, 2000, by and between the Company and IPC (the "Merger Agreement"), as amended by that certain First Amendment to the Agreement and Plan of Merger, dated as of November 29, 2000, by and between the Company and IPC (the "First Amendment").

     In connection with our opinion, we have examined: (a) the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof;
(b) the Amended and Restated Articles of Incorporation of the Company; (c) the terms of a proposed amendment to the Company's Amended and Restated Articles of Incorporation providing for the creation of the Class A Preferred Stock (the "Class A Amendment"); (d) the terms of a proposed amendment to the Company's Amended and Restated Articles of Incorporation setting forth the rights, limitations and preferences of the various series of Class A Preferred Stock (together with the Class A Amendment, the "Amendments"); (e) the Merger Agreement and First Amendment; (f) the resolutions of the Board of Directors of the Company approving the Merger Agreement, the First Amendment, the Amendments, and the transactions contemplated thereby; and (g) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

FOLEY & LARDNER

   IES Utilities Inc.
   February 12, 2001
   Page 2



     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Iowa.

     2. Subject to shareowner approval of the Amendments and the filing with the Secretary of State of the State of Iowa of articles of amendment reflecting the terms of the Amendments in substantially the same form as filed as appendices to the Registration Statement, the shares of Class A Preferred Stock subject to issuance in the Merger, when issued pursuant to the provisions of the Merger Agreement and the First Amendment and in a manner as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                         Very truly yours,

                                         /s/

                                         FOLEY & LARDNER